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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the inclusion by reference in the Registration Nos. 333-10775 on Form S-3/A and 333-44897 on Form S-8 of Monterey Pasta Company of our report dated January 29, 1998, except for Notes 4 and 18, which are as of March 5, 1998, relating to the consolidated financial statements and Schedule of Monterey Pasta Company appearing in this Annual Report on Form 10-K of Monterey Pasta Company for the year ended December 28, 1997.

                                          BDO SEIDMAN, LLP

San Francisco, California
March 26, 1998